Exhibit 2.1

CONFIDENTIAL

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is dated as of January 5, 2015 and amends the Agreement and Plan Of Merger (the “Agreement”), dated as of December 14, 2014, by and among Project Homestake Holdings, LLC, a Delaware limited liability company (“Newco”), Project Homestake Merger Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”), and Riverbed Technology, Inc., a Delaware corporation (the “Company”). All capitalized terms that are not defined elsewhere in this Amendment shall have the respective meanings assigned thereto in the Agreement.

WHEREAS, the parties have agreed that it is in their respective best interests to amend the terms of the Agreement; and

WHEREAS, pursuant to Section 9.2 of the Agreement, the parties have the legal authority to act to amend certain provisions of the Agreement without further consent of third parties;

NOW, THEREFORE, Newco, Merger Sub and the Company hereby agree as follows:

1.	Amendment. Schedule 2.2(a)(ii)(B) to the Agreement is hereby amended by deleting the term “Taiwan” and replacing such term with “[Reserved]”.

2.	No Other Amendment. All other terms and conditions of the Agreement, including without limitation the representations, warranties, covenants and agreements of the respective parties, shall remain in full force and effect without other or further amendment or modification.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

PROJECT HOMESTAKE HOLDINGS, LLC

By:	/s/ Seth Boro
Name: Seth Boro Title: President

PROJECT HOMESTAKE MERGER CORP.

By:	/s/ Seth Boro
Name: Seth Boro Title: President

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Name: Brett Nissenberg Title: General Counsel and Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]